EXHIBIT 10.45

Summary of Guaranty Contract of Maximum Amount ("Guaranty Contract 10") Signed by Shenzhen Tongli Hi-tech Co.,Ltd as Guarantor with Commercial Bank on April 21th, 2005 to secure the indebtedness of the Company towards Commercial Bank under Comprehensive Agreement 3.

     o    Contract   NO:  Shen  Shang  Yin   (Shuibei)   Shouxin   Baozi  (2005)
          No.A110020500006;

     o Guaranty Period: from the signing date of Comprehensive Agreement 3 to the expiry date of two years commencing from maturity of the last matured loan borrowed under Comprehensive Agreement 3;

     o    Items secured  include loan  principal and related  interest,  penalty
          interest,   breach  of  contract   compensation   and  expenses  under
          Comprehensive Agreement 3;

               Maximum amount secured for loan principal under Comprehensive Agreement 3 is RMB 50 Million Yuan

     o    Other Terms

               The guarantor shall take joint and several responsibilities for the Company's indebtedness towards the Commercial Bank under Comprehensive Agreement 3;

               Amendment or changes made to Comprehensive Agreement 3 (except for increase of credit amount) does not need to be approved by the guarantor and the Guaranty Contract shall remain to be effective and binding upon the guarantor;

               Guaranty Contract 10 is irrevocable and independently effective.